Evmand Corporation

LOAN AGREEMENT

1. THE PARTIES

THIS LOAN AGREEMENT (the “Agreement”), is made this December 29, 2025, by and among Poliandra Guimaraes Peres (hereinafter, known as “LENDER”) and Evmand Corporation, a Corporation organized under the laws of the State of Wyoming (hereinafter, known as “BORROWER”).

BORROWER and LENDER shall collectively be known herein as “the Parties”. In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

2. LOAN AMOUNT

The Lender agrees to lend the Borrower the principal sum of Two Hundred Thousand Dollars ($200,000.00) (the “Borrowed Money”).

3. RELATED-PARTY TRANSACTION AND COMPLIANCE

The Parties acknowledge that the Lender is a Director of the Borrower, and this Agreement constitutes a related-party transaction. As such, the Parties agree to adhere to all applicable SEC regulations and generally accepted accounting principles (GAAP), which require proper disclosure and scrutiny of such transactions in financial reporting. The Borrower shall ensure that all aspects of this loan, including its approval and terms, are conducted in a manner that ensures fairness and transparency, and are fully documented in the Borrower's financial records and any relevant filings. The Borrower shall also ensure that the audit of the company’s financial statements, if applicable, is conducted in accordance with all PCAOB standards.

4. REPAYMENT TERMS

The Borrowed Money shall be repaid by the Borrower to the Lender under the following terms:

No Interest: This loan shall bear no interest.

Repayment Upon Availability of Funds: The Borrower shall repay the Borrowed Money when it has sufficient available funds or begins generating revenue. The timing of repayment shall be at the reasonable discretion of the Borrower, considering its financial circumstances.

5. NO LATE PAYMENT PENALTIES OR DEFAULT INTEREST

Due to the nature of this loan, being from the Lender to the Borrower, there shall be no late payment penalties or interest accrued in the event of delayed repayment. The Lender acknowledges and agrees to the flexible repayment terms outlined in Section 4.

6. ACKNOWLEDGMENT OF LOAN AND REPAYMENT TERMS

The Borrower acknowledges the receipt of the Borrowed Money and agrees to repay the Borrowed Money in accordance with the terms outlined in Section 4, including the flexible repayment schedule. The Lender and Borrower mutually agree that the repayment schedule is contingent on the Borrower's financial condition, as described in Section 4.

7. NON-WAIVER

No failure or delay by Lender in exercising Lender’s rights under this Agreement shall be considered a waiver of such rights.

8. INTEGRATION

There are no agreements, verbal or otherwise that modify or affect the terms of this Agreement. This Agreement may not be modified or amended except by a written agreement signed by Borrower and Lender.

9. SEVERABILITY

In the event any provision herein is determined to be void, invalid, or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

10. CONFLICTING TERMS

The terms of this Agreement shall control over any conflicting terms in any referenced agreement or document.

11. NOTICE

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties.

12. GOVERNING LAW

This Agreement shall be interpreted under, and governed by, the laws of the State of Wyoming.

13. ENTIRE AGREEMENT

This Agreement contains all the terms agreed to by the parties relating to its subject matter, including any attachments or addendums. This Agreement replaces all previous discussions, understandings, and oral agreements. The Borrower and Lender agree to the terms and conditions and shall be bound until the Borrower repays the Borrowed Money in full.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

Evmand Corporation, Borrower

/s/ Evmand Corporation

December 29, 2025

Poliandra Guimaraes Peres, Lender

/s/ Poliandra Guimaraes Peres

December 29, 2025